UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2024

Trio Petroleum Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-41643	87-1968201
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 Business Park, Suite 115

Bakersfield, CA 93309

(661) 324-3911

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of James Blake as a Class II Director

Effective as of October 21, 2024, the Board of Directors (the “Board”) of Trio Petroleum Corp. (the “Company”) appointed James Blake, as a member of the Board to serve as a Class II Director filling the vacancy created by the previous resignation of Michael L. Peterson. On October 21, 2024, the Company and Mr. Blake executed an offer letter (“Offer Letter”), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (“Form 8-K”), pursuant to which the Company has agreed to award Mr. Blake 250,000 shares of restricted stock (“Restricted Stock”) under the Company’s 2022 Equity Incentive Plan (the “2022 Plan”), all of which vest on the six (6) month anniversary of the date of grant, subject to Mr. Blake’ being a director, employee or consultant or advisor to the Company on such vesting date, and subject to the terms and conditions of the Restricted Stock Grant Agreement entered into by and between the Company and Mr. Blake on October 21, 2024. The Offer Letter also provides for Mr. Blake to receive the same compensation payable to all other independent directors of the Company, to be reimbursed for reasonable expenses in connection with the performance of his duties as a member of the Board and to be covered under the Company’s Directors and Officers Liability Insurance Policy.

James Blake was appointed a director of the Company on October 21, 2024. From 1995 to 2024, when he retired, Mr. Blake served in the banking industry as an investment advisor and a Portfolio Manager and first Vice President overseeing a large portfolio of investments. Mr. Blake earned a Bachelor of Commerce degree in 1991 and completed his certification as a Chartered Financial Analyst in 2003. Mr. Blake is qualified to serve as a director of the Company because of his years of financial experience.

Mr. Blake has no family relationships with any of the Company’s directors or executive officers, and he is not a party to, and does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Blake and any other persons pursuant to which he was selected as a director.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events

Restricted Stock Grant Agreements to Independent Director and Chief Financial Officer

Effective as of October 21, 2024, the Board approved the awards of 250,000 shares of the Restricted Stock, pursuant to the 2022 Plan, to each of the following independent directors, including John Randall, Thomas J. Pernice, and William J. Hunter, all of which Restricted Stock shall vest within three months after the date of grant, subject to the terms of the Restricted Stock Grant Agreements evidencing such awards. Furthermore, on the same day, the Board also approved the award of 200,000 shares of Restricted Stock to Company’s Chief Financial Officer, Greg Overholtzer, pursuant to the 2022 Plan, which shall vest within six months after the date of grant, subject to the terms of the Restricted Stock Grant Agreement entered into to evidence such award.

Press Release

On October 23, 2024, the Company issued a press release announcing, among other things, the appointment of Mr. Blake as a member of the Board. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit
10.1	Offer Letter to Robin Ross, dated October 21, 2024.
99.1	Trio Petroleum Press Release, dated October 23, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trio Petroleum Corp.

Date: October 23, 2024	By:	/s/ Robin Ross
	Name:	Robin Ross
	Title:	Chief Executive Officer